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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated December 19, 1997 (and to all references to our Firm) included in or made a part of this Amendment No. 1 to registration statement on Form S-4 registering $160,000,000 aggregate principal amount of 13% Senior Notes, Series B due 2005.

                                                     ARTHUR ANDERSEN LLP

New York, New York
August 7, 1998